EXHIBIT 1.01
Set forth below with respect to each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner and the FHPM General Partner is the following information: (a) name; (b) business address; (c) principal business; (d) state of organization; and (e) controlling persons.  Set forth below with respect to each managing member of the Farallon General Partner is the following information: (a) name; (b) business address; (c) principal occupation; and (d) citizenship.

1.	Farallon General Partner

(a)	Farallon Partners, L.L.C.
(b)	One Maritime Plaza, Suite 2100 San Francisco, California 94111
(c)	Serves as the general partner of various investment partnerships and as the sole member of various general partners of investment partnerships
(d)	Delaware limited liability company
(e)
Managing Members: Andrew J.M. Spokes, Senior Managing Member; and Richard Bollini, Colby Clark, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Cameron Hillyer, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, David A. Posner, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Matthew Trentini, John R. Warren and Mark C. Wehrly, Managing Members.

2.	FCIP V General Partner

(a)	Farallon Institutional (GP) V, L.L.C.
(b)	One Maritime Plaza, Suite 2100 San Francisco, California 94111
(c)	Serves as the general partner of Four Crossings Institutional Partners V, L.P.
(d)	Delaware limited liability company
(e)
Managers: Andrew J.M. Spokes, Senior Manager; and Richard Bollini, Colby Clark, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Cameron Hillyer, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, David A. Posner, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Matthew Trentini, John R. Warren and Mark C. Wehrly, Managers.

3.	F5MI General Partner

(a)	Farallon F5 (GP), L.L.C.
(b)	One Maritime Plaza, Suite 2100 San Francisco, California 94111
(c)	Serves as the general partner of Farallon Capital F5 Master I, L.P.
(d)	Delaware limited liability company
(e)
Managers: Andrew J.M. Spokes, Senior Manager; and Richard Bollini, Colby Clark, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Cameron Hillyer, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, David A. Posner, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Matthew Trentini, John R. Warren and Mark C. Wehrly, Managers.

4.	FHPM General Partner

(a)	Farallon Healthcare Partners (GP), L.L.C.
(b)	One Maritime Plaza, Suite 2100 San Francisco, California 94111
(c)	Serves as the general partner of Farallon Healthcare Partners Master, L.P.
(d)	Delaware limited liability company
(e)
Managers: Andrew J.M. Spokes, Senior Manager; and Richard Bollini, Colby Clark, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Cameron Hillyer, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, David A. Posner, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Matthew Trentini, John R. Warren and Mark C. Wehrly, Managers.

5.	Managing Members of the Farallon General Partner
(a)
Andrew J.M. Spokes, Senior Managing Member; and Richard Bollini, Colby Clark, Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, Cameron Hillyer, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, David A. Posner, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Matthew Trentini, John R. Warren and Mark C. Wehrly, Managing Members.

(b)	c/o Farallon Partners, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, California 94111
(c)
The principal occupation of Andrew J.M. Spokes is serving as Senior Managing Member of the Farallon General Partner and Farallon Capital Management, L.L.C. The principal occupation of each other Managing Member of the Farallon General Partner is serving as a Managing Member of each of the Farallon General Partner and Farallon Capital Management, L.L.C.

(d)
Each of the Managing Members of the Farallon General Partner, other than Andrew J.M. Spokes, Nicolas Giauque, Cameron Hillyer and Patrick (Cheng) Luo, is a citizen of the United States.  Mr. Spokes is a citizen of the United Kingdom.  Mr. Giauque is a citizen of France.  Mr. Hillyer is a citizen of Australia.  Mr. Luo is a citizen of China.

None of the Farallon General Partner and its Managing Members has any additional information to disclose with respect to Items 2-6 of this Schedule 13D that is not otherwise disclosed in this Schedule 13D.